EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Third Quarter 2024 Earnings of $0.32 Per Share;
Nine Month 2024 Earnings of $1.07 Per Share
EAU CLAIRE, WI, October 28, 2024 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $3.3 million and earnings per diluted share of $0.32 for the third quarter ended September 30, 2024, compared to $3.7 million and earnings per diluted share of $0.35 for the quarter ended June 30, 2024, and $2.5 million and $0.24 earnings per diluted share for the quarter ended September 30, 2023, respectively.
The Company’s third quarter 2024 operating results reflected the following changes from the second quarter of 2024: (1) no loan forbearance interest income in the third quarter compared to $0.2 million in the second quarter; (2) a $1.1 million decrease in negative provision for credit losses to $0.4 million in the third quarter; and (3) higher non-interest income of $1.0 million due to $0.5 million higher gain on sale of loans and $0.6 million lower net losses on sale of equity securities in the third quarter of 2024.
Book value per share improved to $17.88 at September 30, 2024, compared to $17.10 at June 30, 2024, and $15.80 at September 30, 2023. Tangible book value per share (non-GAAP)1 was $14.64 at September 30, 2024, compared to $13.91 at June 30, 2024, and a 16.1% increase from $12.61 at September 30, 2023. For the third quarter of 2024, tangible book value was positively influenced by net income, net unrealized gains on the available for sale securities portfolio and intangible amortization. Stockholders’ equity as a percentage of total assets was 10.01% at September 30, 2024, compared to 9.77% at June 30, 2024. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 8.35% at September 30, 2024, compared to 8.09% at June 30, 2024, with the changes above impacted favorably by asset shrinkage.
“We continued to execute on our strategic objectives during the third quarter that further strengthened franchise value. The quarter reflected our balance sheet optimization efforts, which increased tangible common equity levels and allowed for the continued repurchase of shares at prices that were accretive to tangible book value per share and earnings per share. The TCE ratio increased to 8.35%, from 8.09% in the prior quarter, which included the impact of repurchasing 223 thousand shares. Deposits, net of the decrease in brokered deposits, increased $31 million. While credit metrics were impacted by an increase in nonperforming loans, the increase largely reflected one lending relationship. Meanwhile, we continue to maintain a healthy reserve for credit losses to total loans at 1.47%,” stated Stephen Bianchi, Chairman, President, and Chief Executive Officer.

September 30, 2024, Highlights:
•Quarterly earnings were $3.3 million, or $0.32 per diluted share for the quarter ended September 30, 2024, a decrease from the quarter ended June 30, 2024, earnings of $3.7 million, or $0.35 per diluted share, and an increase from the quarter ended September 30, 2023, earnings of $2.5 million, or $0.24 per diluted share.

•Net interest income decreased $0.3 million for the current quarter ended September 30, 2024, from $11.6 million for the quarter ended June 30, 2024, and decreased from $12.1 million for the quarter ended September 30, 2023. The decrease in net interest income from the second quarter of 2024 was primarily due to lower non-recurring interest income of $0.2 million recognized in the second quarter from curing technical defaults on performing loans.

•The net interest margin was 2.63% for the quarter ended September 30, 2024, compared to 2.72% for the previous quarter, and 2.79% for the quarter ended September 30, 2023. The net interest margin declined nine basis points in the third quarter, of which five basis points were due to no interest income recognition from curing technical defaults.

•In the third quarter ended September 30, 2024, a negative provision for credit losses of $0.4 million was recorded compared to a negative provision for credit losses of $1.525 million in the quarter ended June 30, 2024, and a negative provision for credit losses of $0.30 million for the quarter ended September 30, 2023. The third quarter’s negative provision was due to decreases in on-balance sheet allowance for credit losses (“ACL”) of $0.1 million and a $0.3 million decrease in off-balance sheet ACL due to a reduction in unfunded loan commitments.

•Non-interest income increased $1.0 million in the third quarter of 2024, due to $0.5 million of higher gain on sale of loans and $0.6 million of lower net losses on equity securities and was $0.4 million higher compared to the third quarter of 2023, due to higher gain on sale of loans.

•Non-interest expense increased $122 thousand to $10.4 million from $10.3 million for the previous quarter and increased $452 thousand from $10.0 million one year earlier.

•Gross loans decreased by $3.9 million during the third quarter ended September 30, 2024, to $1.43 billion, compared to June 30, 2024.

•Total deposits increased $1.1 million, more than offsetting the $30.1 million decrease in brokered deposits during the quarter ended September 30, 2024, to $1.52 billion, compared to June 30, 2024.

•Federal Home Loan Bank advances decreased $10.5 million to $21.0 million at September 30, 2024, from $31.5 million at June 30, 2024.

•The effective tax rate was 21.48% for the quarter ended September 30, 2024, compared to 22.1% for the quarter ended June 30, 2024, and 50.5% for the quarter ended September 30, 2023. The change in tax rate from 2023 is largely due to the Wisconsin state legislation in the third quarter of 2023, eliminating the Company’s state income tax in Wisconsin.

•Nonperforming assets increased to $17.1 million at September 30, 2024, compared to $10.3 million at June 30, 2024. The increase was largely due to one agricultural real estate loan relationship in forestry services that moved from special mention to substandard and was placed on nonaccrual in the third quarter.

•Common stock totaling 223 thousand shares were repurchased in the third quarter of 2024 at an average price of $12.91 per share.

•The efficiency ratio was 72% for the quarters ended September 30, 2024 and June 30, 2024.

Balance Sheet and Asset Quality
Total assets decreased by $3.2 million during the quarter to $1.80 billion at September 30, 2024.
Securities available for sale (“AFS”) increased $3.0 million during the quarter ended September 30, 2024, to $149.4 million from $146.4 million at June 30, 2024. The increase was due to: (1) pre-tax unrealized gains of $4.6 million; and (2) a purchase of $2.9 million of agency MBS to support the Bank’s CRA program partially offset by principal repayments of $4.5 million.
Securities held to maturity (“HTM”) decreased $1.6 million to $87.0 million during the quarter ended September 30, 2024, from $88.6 million at June 30, 2024, due to principal repayments.
The on-balance sheet liquidity ratio, which is defined as the fair market value of AFS and HTM securities that are not pledged and cash on deposit with other financial institutions, was 11.46% of total assets at September 30, 2024, compared to 11.48% at June 30, 2024. On-balance sheet liquidity, collateralized new borrowing capacity and uncommitted federal funds borrowing availability was $718 million, or 269%, of uninsured and uncollateralized deposits at September 30, 2024, and $714 million, or 289%, at June 30, 2024.
Gross loans decreased by $3.9 million during the third quarter ended September 30, 2024, due to loan payoffs exceeding origination activity and construction loan fundings.
The office loan portfolio totaled $31.0 million at quarter end and consists of 71 loans. There was one criticized loan in this portfolio during the quarter ended September 30, 2024, totaling $0.2 million and there have been no charge-offs in the trailing twelve months.
The allowance for credit losses on loans decreased by $0.2 million to $21.0 million at September 30, 2024, representing 1.47% of total loans receivable compared to 1.48% of total loans receivable at June 30, 2024. For the quarter ended September 30, 2024, the Bank recorded negative provision of $0.4 million which included a negative provision on ACL for loans of $0.1 million and a negative provision of $0.3 million on ACL for unfunded commitments.
Allowance for Credit Losses (“ACL”) - Loans Percentage
(in thousands, except ratios)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Loans, end of period	$1,424,828	$1,428,588	$1,460,792	$1,447,529
Allowance for credit losses - Loans	$21,000	$21,178	$22,908	$22,973
ACL - Loans as a percentage of loans, end of period	1.47%	1.48%	1.57%	1.59%

In addition to the ACL - Loans, the Company has established an ACL - Unfunded Commitments of $0.460 million at September 30, 2024, $0.712 million at June 30, 2024, and $1.571 million at September 30, 2023, classified in other liabilities on the consolidated balance sheets.

Allowance for Credit Losses - Unfunded Commitments:
(in thousands)

	September 30, 2024 and Three Months Ended	September 30, 2023 and Three Months Ended	September 30, 2024 and Nine Months Ended	September 30, 2023 and Nine Months Ended
ACL - Unfunded commitments - beginning of period	$712	$1,544	$1,250	$—
Cumulative effect of ASU 2016-13 adoption	—	—	—	1,537
(Reductions) additions to ACL - Unfunded commitments via provision for credit losses charged to operations	(252)	27	(790)	34
ACL - Unfunded commitments - end of period	$460	$1,571	$460	$1,571

Special mention loans increased by $2.2 million to $11.0 million at September 30, 2024, compared to $8.8 million at June 30, 2024. The increase is largely due to one loan of $8.7 million, which is secured by a multi-family unit. The addition of the multi-family unit to special mention was partially offset by the movement of a $7.7 million agricultural real estate loan relationship in forestry services that moved to substandard and was placed on nonaccrual.
Substandard loans increased by $6.8 million to $21.2 million at September 30, 2024, compared to $14.4 million at June 30, 2024, due to the addition of the forestry services loan relationship noted above.
Nonperforming assets increased to $17.1 million at September 30, 2024, compared to $10.3 million at June 30, 2024 largely due to the previously mentioned forestry services loan relationship.

	(in thousands)
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Special mention loan balances	$11,047	$8,848	$13,737	$18,392	$20,043
Substandard loan balances	21,202	14,420	14,733	19,596	16,171
Criticized loans, end of period	$32,249	$23,268	$28,470	$37,988	$36,214
Total deposits increased $1.1 million during the quarter ended September 30, 2024, to $1.52 billion. Consumer deposits increased $22.1 million, including an increase in CDs of $17.9 million. Commercial deposits increased by $20.0 million. Brokered deposits decreased $30.1 million as the company decreased brokered MMDAs by $24.6 million and $5.5 million in brokered CDs matured and were not replaced. Public deposits decreased $10.9 million, largely due to expected seasonal outflows.

Deposit Portfolio Composition
(in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Consumer deposits	$844,808	$822,665	$827,290	$814,899	$794,970
Commercial deposits	432,361	412,385	414,088	423,762	429,358
Public deposits	176,844	187,698	202,175	182,172	163,734
Brokered deposits	66,654	96,796	83,936	98,259	85,173
Total deposits	$1,520,667	$1,519,544	$1,527,489	$1,519,092	$1,473,235
Deposit Composition
(in thousands)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Non-interest-bearing demand deposits	$256,840	$255,703	$248,537	$265,704	$275,790
Interest-bearing demand deposits	346,971	353,477	361,278	343,276	336,962
Savings accounts	169,096	170,946	177,595	176,548	183,702
Money market accounts	366,067	370,164	387,879	374,055	312,689
Certificate accounts	381,693	369,254	352,200	359,509	364,092
Total deposits	$1,520,667	$1,519,544	1,527,489	$1,519,092	$1,473,235
At September 30, 2024, the deposit portfolio composition was 56% consumer, 28% commercial, 12% public, and 4% brokered deposits compared to 54% consumer, 27% commercial, 12% public, and 7% brokered deposits at June 30, 2024.
Uninsured and uncollateralized deposits were $267.1 million, or 18% of total deposits, at September 30, 2024, and $246.7 million, or 16% of total deposits, at June 30, 2024. Uninsured deposits alone at September 30, 2024, were $413.6 million, or 27% of total deposits, and $401.6 million, or 26% of total deposits at June 30, 2024.

Federal Home Loan Bank advances decreased $10.5 million to $21.0 million at September 30, 2024, from $31.5 million one quarter earlier.
Common stock totaling 223 thousand shares were repurchased in the third quarter of 2024 at an average price of $12.91 per share. For the nine-month period ended September 30, 2024, 382 thousand shares of common stock were repurchased at an average price of $12.32 per share. There are 333 thousand shares remaining under the July 2024 Board of Director repurchase authorization plan.

Review of Operations
Net interest income decreased $0.3 million for the current quarter ended September 30, 2024, from $11.6 million for the quarter ended June 30, 2024, and decreased from $12.1 million for the quarter ended September 30, 2023. The decrease in net interest income from the second quarter of 2024 was primarily due to lower non-recurring interest income of $0.2 million recognized from curing technical defaults on performing loans during the prior quarter. The net interest margin declined nine basis points in the third quarter, of which five basis points were due to no interest income recognition from curing technical defaults.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$11,285	2.63%	$11,576	2.72%	$11,905	2.77%	$11,747	2.69%	$12,121	2.79%
Less accretion for PCD loans	(45)	(0.01)%	(62)	(0.01)%	(75)	(0.02)%	(37)	(0.01)%	(39)	(0.01)%
Less scheduled accretion interest	(33)	(0.01)%	(32)	(0.01)%	(33)	(0.01)%	(33)	(0.01)%	(77)	(0.02)%
Without loan purchase accretion	$11,207	2.61%	$11,482	2.70%	$11,797	2.74%	$11,677	2.67%	$12,005	2.76%
Non-interest income increased $1.0 million in the third quarter of 2024, due to $0.5 million of higher gain on sale of loans and $0.6 million of lower net losses on equity securities. Non-interest income was $0.4 million higher compared to the third quarter of 2023 due to higher gain on sale of loans.
Non-interest expense increased $122 thousand to $10.4 million in the third quarter of 2024 from $10.3 million for the previous quarter and increased $452 thousand from $10.0 million one year earlier. The increase in the current quarter relative to the second quarter was primarily related to one-time data processing costs, modest REO losses and higher quarterly marketing spending, partially offset by $0.2 million in branch closure costs in the second quarter.
Provision for income taxes decreased to $0.9 million in the third quarter of 2024 from $1.0 million in the second quarter of 2024 largely due to lower pre-tax income. The effective tax rate was 21.48% for the quarter ended September 30, 2024, 22.1% for the quarter ended June 30, 2024, and 50.5% for the quarter ended September 30, 2023. The change in tax rate from 2023 is largely due to the Wisconsin state legislation in the third quarter of 2023, eliminating the Company’s state income tax in Wisconsin.
These financial results are preliminary until Form 10-Q is filed in November 2024.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 22 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include: conditions in the financial markets and economic conditions generally; the impact of inflation on our business and our customers; geopolitical tensions, including current or anticipated impact of military conflicts; higher lending risks associated with our commercial and agricultural banking activities; future pandemics (including new variants of COVID-19); cybersecurity risks; adverse impacts on the regional banking industry and the business environment in which it operates; interest rate risk; lending risk; changes in the fair value or ratings downgrades of our securities; the sufficiency of allowance for credit losses; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for credit losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on March 5, 2024 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percentage of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	September 30, 2024 (unaudited)	June 30, 2024 (unaudited)	December 31, 2023 (audited)	September 30, 2023 (unaudited)
Assets
Cash and cash equivalents	$36,632	$36,886	$37,138	$32,532
Securities available for sale “AFS”	149,432	146,438	155,743	153,414
Securities held to maturity “HTM”	87,033	88,605	91,229	92,336
Equity investments	5,096	5,023	3,284	2,433
Other investments	12,311	13,878	15,725	15,109
Loans receivable	1,424,828	1,428,588	1,460,792	1,447,529
Allowance for credit losses	(21,000)	(21,178)	(22,908)	(22,973)
Loans receivable, net	1,403,828	1,407,410	1,437,884	1,424,556
Loans held for sale	697	275	5,773	2,737
Mortgage servicing rights, net	3,696	3,731	3,865	3,944
Office properties and equipment, net	17,365	17,774	18,373	19,465
Accrued interest receivable	6,235	6,289	5,409	5,936
Intangible assets	1,158	1,336	1,694	1,873
Goodwill	31,498	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,572	1,662	1,795	1,046
Bank owned life insurance (“BOLI”)	25,901	25,708	25,647	25,467
Other assets	16,683	15,794	16,334	18,741
TOTAL ASSETS	$1,799,137	$1,802,307	$1,851,391	$1,831,087
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,520,667	$1,519,544	$1,519,092	$1,473,235
Federal Home Loan Bank (“FHLB”) advances	21,000	31,500	79,530	114,530
Other borrowings	61,548	61,498	67,465	67,407
Other liabilities	15,773	13,720	11,970	10,513
Total liabilities	1,618,988	1,626,262	1,678,057	1,665,685
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,074,136, 10,297,341, 10,440,591, and 10,468,091 shares issued and outstanding, respectively	101	103	104	105
Additional paid-in capital	115,455	117,838	119,441	119,612
Retained earnings	78,438	75,501	71,117	67,424
Accumulated other comprehensive loss	(13,845)	(17,397)	(17,328)	(21,739)
Total stockholders’ equity	180,149	176,045	173,334	165,402
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,799,137	$1,802,307	$1,851,391	$1,831,087
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2024 (unaudited)	June 30, 2024 (unaudited)	September 30, 2023 (unaudited)	September 30, 2024 (unaudited)	September 30, 2023 (unaudited)
Interest and dividend income:
Interest and fees on loans	$20,115	$19,921	$19,083	$60,204	$54,169
Interest on investments	2,397	2,542	2,689	7,450	8,053
Total interest and dividend income	22,512	22,463	21,772	67,654	62,222
Interest expense:
Interest on deposits	10,165	9,338	7,388	28,712	17,898
Interest on FHLB borrowed funds	128	576	1,210	1,216	4,595
Interest on other borrowed funds	934	973	1,053	2,960	3,127
Total interest expense	11,227	10,887	9,651	32,888	25,620
Net interest income before provision for credit losses	11,285	11,576	12,121	34,766	36,602
(Negative) provision for credit losses	(400)	(1,525)	(325)	(2,725)	175
Net interest income after provision for credit losses	11,685	13,101	12,446	37,491	36,427
Non-interest income:
Service charges on deposit accounts	513	490	491	1,474	1,464
Interchange income	577	579	601	1,697	1,743
Loan servicing income	643	526	611	1,751	1,679
Gain on sale of loans	752	226	299	1,998	1,501
Loan fees and service charges	165	309	140	704	308
Net realized gains on debt securities	—	—	—	—	12
Net (losses) gains on equity securities	(78)	(658)	116	(569)	170
Bank Owned Life Insurance (BOLI) death benefit	—	184	—	184	—
Other	349	257	307	859	893
Total non-interest income	2,921	1,913	2,565	8,098	7,770
Non-interest expense:
Compensation and related benefits	5,743	5,675	5,293	16,901	15,967
Occupancy	1,242	1,333	1,335	3,942	4,117
Data processing	1,665	1,525	1,536	4,787	4,440
Amortization of intangible assets	178	179	179	536	576
Mortgage servicing rights expense, net	163	116	150	427	456
Advertising, marketing and public relations	225	186	185	575	472
FDIC premium assessment	201	200	204	606	608
Professional services	336	347	342	1,249	1,153
Losses (gains) on repossessed assets, net	65	(18)	100	47	62
Other	603	756	645	2,427	2,085
Total non-interest expense	10,421	10,299	9,969	31,497	29,936
Income before provision for income taxes	4,185	4,715	5,042	14,092	14,261
Provision for income taxes	899	1,040	2,544	3,043	4,895
Net income attributable to common stockholders	$3,286	$3,675	$2,498	$11,049	$9,366
Per share information:
Basic earnings	$0.32	$0.35	$0.24	$1.07	$0.89
Diluted earnings	$0.32	$0.35	$0.24	$1.07	$0.89
Cash dividends paid	$—	$—	$—	$0.32	$0.29
Book value per share at end of period	$17.88	$17.10	$15.80	$17.88	$15.80
Tangible book value per share at end of period (non-GAAP)	$14.64	$13.91	$12.61	$14.64	$12.61

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP pretax income	$4,185	$4,715	$5,042	$14,092	$14,261
Branch closure costs (1)	—	168	—	168	—
Pretax income as adjusted (2)	$4,185	$4,883	$5,042	$14,260	$14,261
Provision for income tax on net income as adjusted (3)	899	1,077	2,544	3,079	4,895
Net income as adjusted (non-GAAP) (2)	$3,286	$3,806	$2,498	$11,181	$9,366
GAAP diluted earnings per share, net of tax	$0.32	$0.35	$0.24	$1.07	$0.89
Branch closure costs, net of tax	—	0.01	—	0.01	—
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.32	$0.36	$0.24	$1.08	$0.89

Average diluted shares outstanding	10,204,195	10,373,089	10,470,098	10,339,802	10,474,685

(1) Branch closure costs include severance pay recorded in compensation and benefits and depreciation and right of use lease asset accelerated expense included in other non-interest expense in the consolidated statement of operations.
(2) Pretax income as adjusted and net income as adjusted are non-GAAP measures that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(3) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.

Loan Composition
(in thousands)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$730,459	$729,236	$750,531	$750,282
Agricultural real estate	76,043	78,248	83,350	84,558
Multi-family real estate	239,191	234,758	228,095	219,193
Construction and land development	87,875	87,898	110,941	109,799
C&I/Agricultural operating:
Commercial and industrial	119,619	127,386	121,666	121,033
Agricultural operating	27,550	27,409	25,691	24,552
Residential mortgage:
Residential mortgage	134,944	133,503	129,021	125,939
Purchased HELOC loans	2,932	2,915	2,880	2,881
Consumer installment:
Originated indirect paper	4,405	5,110	6,535	7,175
Other consumer	5,438	5,860	6,187	6,440
Gross loans	$1,428,456	$1,432,323	$1,464,897	$1,451,852
Unearned net deferred fees and costs and loans in process	(2,703)	(2,733)	(2,900)	(3,048)
Unamortized discount on acquired loans	(925)	(1,002)	(1,205)	(1,275)
Total loans receivable	$1,424,828	$1,428,588	$1,460,792	$1,447,529

Nonperforming Assets
Loan Balances at Amortized Cost
(in thousands, except ratios)

	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$4,778	$5,350	$10,359	$10,570
Agricultural real estate	6,193	382	391	469
Construction and land development	106	—	54	94
Commercial and industrial (“C&I”)	1,956	422	—	—
Agricultural operating	901	1,017	1,180	1,373
Residential mortgage	1,088	1,145	1,167	923
Consumer installment	20	36	33	27
Total nonaccrual loans	$15,042	$8,352	$13,184	$13,456
Accruing loans past due 90 days or more	530	256	389	971
Total nonperforming loans (“NPLs”) at amortized cost	15,572	8,608	13,573	14,427
Foreclosed and repossessed assets, net	1,572	1,662	1,795	1,046
Total nonperforming assets (“NPAs”)	$17,144	$10,270	$15,368	$15,473
Loans, end of period	$1,424,828	$1,428,588	$1,460,792	$1,447,529
Total assets, end of period	$1,799,137	$1,802,307	$1,851,391	$1,831,087
Ratios:
NPLs to total loans	1.09%	0.60%	0.93%	1.00%
NPAs to total assets	0.95%	0.57%	0.83%	0.85%

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended September 30, 2024			Three Months Ended June 30, 2024			Three Months Ended September 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$25,187	$360	5.69%	$18,894	$272	5.79%	$21,298	$302	5.63%
Loans receivable	1,429,928	20,115	5.60%	1,439,535	19,921	5.57%	1,435,284	19,083	5.27%
Investment securities	236,960	1,966	3.30%	238,147	2,012	3.40%	252,226	2,119	3.33%
Other investments	12,553	71	2.25%	13,051	258	7.95%	15,511	268	6.85%
Total interest earning assets	$1,704,628	$22,512	5.25%	$1,709,627	$22,463	5.28%	$1,724,319	$21,772	5.01%
Average interest-bearing liabilities:
Savings accounts	$170,777	$450	1.05%	174,259	$429	0.99%	$199,279	$328	0.65%
Demand deposits	357,201	2,152	2.40%	354,850	$2,023	2.29%	354,073	1,863	2.09%
Money market accounts	381,369	3,126	3.26%	377,346	$2,958	3.15%	298,098	1,889	2.51%
CD’s	379,722	4,437	4.65%	352,323	$3,928	4.48%	358,238	3,308	3.66%
Total deposits	$1,289,069	$10,165	3.14%	$1,258,778	$9,338	2.98%	$1,209,688	$7,388	2.42%
FHLB advances and other borrowings	80,338	1,062	5.26%	121,967	$1,549	5.11%	182,967	2,263	4.91%
Total interest-bearing liabilities	$1,369,407	$11,227	3.26%	$1,380,745	$10,887	3.17%	$1,392,655	$9,651	2.75%
Net interest income		$11,285			$11,576			$12,121
Interest rate spread			1.99%			2.11%			2.26%
Net interest margin			2.63%			2.72%			2.79%
Average interest earning assets to average interest-bearing liabilities			1.24			1.24			1.24

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$19,073	$823	5.76%	$19,066	$768	5.39%
Loans receivable	1,441,972	60,204	5.58%	1,420,423	54,169	5.10%
Interest bearing deposits	—	—	—%	84	1	1.59%
Investment securities	240,054	6,038	3.36%	261,507	6,505	3.33%
Other investments	12,983	589	6.06%	16,447	779	6.33%
Total interest earning assets	$1,714,082	$67,654	5.27%	$1,717,527	$62,222	4.84%
Average interest-bearing liabilities:
Savings accounts	$173,946	$1,300	1.00%	$208,446	$1,103	0.71%
Demand deposits	355,356	6,192	2.33%	370,235	5,047	1.82%
Money market accounts	378,740	9,005	3.18%	298,957	4,759	2.13%
CD’s	364,131	12,215	4.48%	300,279	6,989	3.11%
Total deposits	$1,272,173	$28,712	3.01%	$1,177,917	$17,898	2.03%
FHLB advances and other borrowings	108,897	4,176	5.12%	214,034	7,722	4.82%
Total interest-bearing liabilities	$1,381,070	$32,888	3.18%	$1,391,951	$25,620	2.46%
Net interest income		$34,766			$36,602
Interest rate spread			2.09%			2.38%
Net interest margin			2.71%			2.85%
Average interest earning assets to average interest bearing liabilities			1.24			1.23

Key Financial Metric Ratios:

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Ratios based on net income:
Return on average assets (annualized)	0.72%	0.81%	0.54%	0.81%	0.68%
Return on average equity (annualized)	7.34%	8.52%	5.97%	8.46%	7.59%
Return on average tangible common equity[4] (annualized)	9.38%	10.92%	7.74%	10.78%	9.91%
Efficiency ratio	72%	72%	67%	71%	66%
Net interest margin with loan purchase accretion	2.63%	2.72%	2.79%	2.71%	2.85%
Net interest margin without loan purchase accretion	2.61%	2.70%	2.76%	2.69%	2.82%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	0.72%	0.84%	0.54%	0.82%	0.68%
Return on average equity as adjusted[3] (annualized)	7.34%	8.82%	5.97%	8.56%	7.59%

Reconciliation of Return on Average Assets
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP earnings after income taxes	$3,286	$3,675	$2,498	$11,049	$9,366
Net income as adjusted after income taxes (non-GAAP) (1)	$3,286	$3,806	$2,498	$11,181	$9,366
Average assets	$1,810,826	$1,815,693	$1,836,775	$1,822,106	$1,832,832
Return on average assets (annualized)	0.72%	0.81%	0.54%	0.81%	0.68%
Return on average assets as adjusted (non-GAAP) (annualized)	0.72%	0.84%	0.54%	0.82%	0.68%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
GAAP earnings after income taxes	$3,286	$3,675	$2,498	$11,049	$9,366
Net income as adjusted after income taxes (non-GAAP) (1)	$3,286	$3,806	$2,498	$11,181	$9,366
Average equity	$178,050	$173,462	$166,131	$174,436	$165,075
Return on average equity (annualized)	7.34%	8.52%	5.97%	8.46%	7.59%
Return on average equity as adjusted (non-GAAP) (annualized)	7.34%	8.82%	5.97%	8.56%	7.59%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Non-interest expense (GAAP)	$10,421	$10,299	$9,969	$31,497	$29,936
Less amortization of intangibles	(178)	(179)	(179)	(536)	(576)
Efficiency ratio numerator (GAAP)	$10,243	$10,120	$9,790	$30,961	$29,360

Non-interest income	$2,921	$1,913	$2,565	$8,098	$7,770
Add back net losses on debt and equity securities	(78)	(658)	—	(569)	—
Subtract net gains on debt and equity securities	—	—	116	—	182
Net interest income	11,285	11,576	12,121	34,766	36,602
Efficiency ratio denominator (GAAP)	$14,284	$14,147	$14,570	$43,433	$44,190
Efficiency ratio (GAAP)	72%	72%	67%	71%	66%

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Total stockholders’ equity	$180,149	$176,045	$173,334	$165,402
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,158)	(1,336)	(1,694)	(1,873)
Tangible common equity (non-GAAP)	$147,493	$143,211	$140,142	$132,031
Ending common shares outstanding	10,074,136	10,297,341	10,440,591	10,468,091
Book value per share	$17.88	$17.10	$16.60	$15.80
Tangible book value per share (non-GAAP)	$14.64	$13.91	$13.42	$12.61

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	September 30, 2024	June 30, 2024	December 31, 2023	September 30, 2023
Total stockholders’ equity	$180,149	$176,045	$173,334	$165,402
Less: Goodwill	(31,498)	$(31,498)	(31,498)	$(31,498)
Less: Intangible assets	(1,158)	$(1,336)	(1,694)	$(1,873)
Tangible common equity (non-GAAP)	$147,493	$143,211	$140,142	$132,031
Total Assets	$1,799,137	$1,802,307	$1,851,391	$1,831,087
Less: Goodwill	(31,498)	(31,498)	(31,498)	$(31,498)
Less: Intangible assets	(1,158)	(1,336)	(1,694)	$(1,873)
Tangible Assets (non-GAAP)	$1,766,481	$1,769,473	$1,818,199	$1,797,716
Total stockholders’ equity to total assets ratio	10.01%	9.77%	9.36%	9.03%
Tangible common equity as a percent of tangible assets (non-GAAP)	8.35%	8.09%	7.71%	7.34%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Total stockholders’ equity	$180,149	$176,045	$165,402	$180,149	$165,402
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(1,158)	(1,336)	(1,873)	(1,158)	(1,873)
Tangible common equity (non-GAAP)	$147,493	$143,211	$132,031	$147,493	$132,031
Average tangible common equity (non-GAAP)	$145,305	$140,539	$132,671	$141,512	$131,425
GAAP earnings after income taxes	3,286	3,675	2,498	11,049	9,366
Amortization of intangible assets, net of tax	140	140	89	374	378
Tangible net income	$3,426	$3,815	$2,587	$11,423	$9,744
Return on average tangible common equity (annualized)	9.38%	10.92%	7.74%	10.78%	9.91%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.